Exhibit 3.2

BYLAWS
OF
PARK STERLING CORPORATION

(As amended as of March 23, 2016)

ARTICLE I
OFFICES

Section 1. Principal Office. The principal office of the corporation shall be located at such place as the Board of Directors may fix from time to time.

Section 2. Registered Office. The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

Section 3. Other Offices. The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall in each case be fixed by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board of Directors and designated in the notice of the meeting.

Section 2. Annual Meetings. The annual meeting of shareholders shall be held at such time and on such other date as the Board of Directors, the Chairman of the Board or the Chief Executive Officer may determine.

Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 5. Notice of Meetings. Written notice stating the date, time, and place of each shareholder meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, by personal delivery, telegraph, or other form of wire or wireless communication, facsimile transmission, electronic mail, mail or private carrier, by or at the direction of the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, to each shareholder entitled to vote at such meeting; provided that such notice must be given to all shareholders with respect to any meeting at which merger or share exchange is to be considered and in such other instances as required by law. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, correctly addressed to the shareholder at the shareholder’s address as it appears on the current record of shareholders of the corporation, with postage thereon prepaid.

In the case of a special meeting, the notice of meeting shall include a description of the purpose or purposes for which the meeting is called. In the case of an annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called, unless such a description is required by the provisions of the North Carolina Business Corporation Act.

When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if (i) the new date, time or place is announced at the meeting before adjournment, and (ii) a new record date is not fixed for the adjourned meeting. If a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original meeting), notice of the adjourned meeting must be given as provided in this section to persons who are shareholders as of the new record date.

Section 6. Waiver of Notice. Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance, in person or by proxy, at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

Section 7. Shareholders’ List. Before each meeting of shareholders, the Secretary shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business days after notice of the meeting is given and continuing through the meeting and shall be available for inspection by any shareholder, his agent or attorney, at any time during regular business hours. The list shall also be available at the meeting and shall be subject to inspection by any shareholder, his agent or attorney, at any time during the meeting or any adjournment thereof.

Section 8. Voting Group. All shares of one or more classes or series that under the articles of incorporation (as the same may be amended or amended and restated, the “Articles of Incorporation”) or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders, constitute a voting group. All shares entitled by the Articles of Incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the articles of incorporation or specifically required by law.

Section 9. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of those shares exists. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn. Subject to the provisions of Section 5 of this Article II, at any adjourned meeting any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

Section 10. Proxies. Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the shareholder or by his duly authorized attorney-in-fact. Any appointment in the form of an electronic record that may be reproduced in paper form by an automated process and bears the shareholder’s electronic signature, including a photocopy, telegram, cablegram, facsimile transmission, or email shall be deemed a valid appointment form. In addition, by resolution of the Board of Directors, the corporation may permit a shareholder to appoint one or more proxies by any kind of telephonic transmission, even if not accompanied by written communication, under circumstances or together with information from which the corporation can reasonably assume that the appointment was made or authorized by the shareholder. An appointment of proxy is valid for 11 months from the date of its execution, unless a different period is expressly provided in the appointment form.

Section 11. Voting of Shares. Subject to the provisions of the Articles of Incorporation, each outstanding share shall be entitled to one vote on each matter voted on at a meeting of shareholders. Except as provided in the Articles of Incorporation with respect to the election of directors, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law, the Articles of Incorporation or these Bylaws.

Absent special circumstances, shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the corporation to vote its own shares held by it in a fiduciary capacity.

Section 12. Informal Action by Shareholders. Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, describing the action so taken, shall be signed by all of the shareholders who would be entitled to vote upon such action at a meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records. If the corporation is required by law to give notice to nonvoting shareholders of action to be taken by unanimous written consent of the voting shareholders, then the corporation shall give the nonvoting shareholders, if any, written notice of the proposed action at least ten (10) days before the action is taken.

Section 13. Advance Notice of Shareholder Nominees for Director and Other Shareholder Proposals.

(a)     The matters to be considered and brought before any annual or special meeting of shareholders of the corporation shall be limited to only such matters, including the nomination and election of directors, as shall be properly brought before such meeting in compliance with the procedures set forth in this Section 13.

(b)     (1)     Nominations of persons for election to the Board of Directors of the corporation and the proposal of other business to be considered by the shareholders at an annual meeting may be made only: (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by a shareholder of the corporation who was a shareholder of record on the date the notice provided for in this Section 13 is delivered to the Secretary of the corporation, who is entitled to vote at the annual meeting and who complies with the procedures set forth in this Section 13. For any nomination or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of this subsection (b)(1), the shareholder must give timely notice thereof in proper form in writing to the Secretary, as provided in this Section 13(b), and any such proposed business, other than the nomination of persons for election to the Board of Directors, must constitute a proper matter for shareholder action.

(2)     To be timely, a shareholder’s notice must be delivered to, or mailed and received by, the Secretary of the corporation at the principal executive office of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, in the event the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder’s notice shall be given in the form and manner provided herein not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the tenth day following the day the date of such annual meeting is first publicly announced or disclosed. In addition, to be timely, a shareholder’s notice shall be updated so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting, and such updated notice shall be delivered to the Secretary of the corporation at the principal executive office of the corporation not later than five (5) business days after the record date for the meeting.

(3)     To be in proper form, a shareholder’s notice to the Secretary must include the following information:

(A)     As to the shareholder giving the notice and the beneficial owner , if any, on whose behalf the nomination is made or the business is proposed, as applicable, the shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on the corporation’s books, of such beneficial owner and of their respective affiliates and associates; (ii) the class or series and number of shares of the corporation which are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by such shareholder, such beneficial owner and their respective affiliates and associates; (iii) any derivative positions held of record or beneficially by such shareholder, such beneficial owner and their respective affiliates and associates related to, or the value of which is derived in whole or in part from, the value of the corporation’s shares and whether and the extent to which any hedging, derivative or other transaction has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, any such person with respect to the corporation’s shares; (iv) a description of all agreements, arrangements or understandings with respect to the nomination or other proposal between or among such shareholder, such beneficial owner or any of their respective affiliates or associates, and each proposed nominee, if any, and any other person or persons (naming such person or persons); (v) any other information regarding such shareholder, such beneficial owner and their respective affiliates and associates that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a solicitation of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) a representation that such shareholder is a holder of record of stock of the corporation that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make such nomination or propose the business set forth in the shareholder’s notice; and (vi) with respect to any proposal other than a nomination for election of directors, a statement whether such shareholder, such beneficial owner or any of their respective affiliates or associates intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or otherwise solicit proxies from shareholders of the corporation in support of such proposal.

(B)     As to each individual, if any, whom the shareholder proposes to nominate for election to the Board of Directors, the shareholder’s notice must, in addition to the matters set forth in clause (A) of this subsection (b)(3), also set forth: (i) the same information with respect to such individual as is required in clause (A) (i) through (iii) of this subsection (b)(3) with respect to the shareholder providing notice, any beneficial owner on whose behalf the notice is provided, and their respective affiliates and associates; and (ii) all other information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection a solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The corporation may also require any proposed nominee to furnish such other information, including completion of the corporation’s directors questionnaire, as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director under the various rules and standards applicable to the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(C)     As to any other business that the shareholder proposes to bring before the annual meeting, the shareholder’s notice must, in addition to the matters set forth in clause (A) of this subsection (b)(3), also set forth: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the text of the proposal or business (including the text of any resolutions to be proposed for consideration by the shareholders); and (iii) a description of any material interest of such shareholder, the beneficial owner, if any, on whose behalf the proposal is being made, and their respective affiliates and associates in such business.

(c)     Only such business as shall have been brought before the meeting pursuant to the corporation’s notice of meeting may be conducted at a special meeting of shareholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by a shareholder of the corporation who was a shareholder of record on the date the notice provided for in this Section 13 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the procedures set forth in this Section 13. In the event that the corporation calls a special meeting of shareholders for the purpose of electing one or more persons to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice required by subsection (b) of this Section 13 is delivered to, or mailed and received by, the Secretary of the corporation at the principal executive office of the corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first publicly announced or disclosed. In addition, to be timely, a shareholder’s notice shall be updated so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting, and such updated notice shall be delivered to the Secretary of the corporation at the principal executive office of the corporation not later than five (5) business days after the record date for the meeting.

(d)     In no event shall the postponement or adjournment of an annual or special meeting already publicly noticed, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 13.

(e)     For purposes of this Section 13, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

(f)     Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible for election as directors of the corporation, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13.

(g)     Notwithstanding the foregoing provisions of this Section 13, a shareholder seeking to include a proposal in a proxy statement that has been prepared by the corporation to solicit proxies shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) holders of any class or series of stock of the corporation having a preference over the corporation’s common stock as to dividends or upon liquidation to elect directors under specified circumstances.

(h)     Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, the chairman presiding at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13, and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 13, unless otherwise required by law, if the shareholder or a qualified representative of the shareholder does not appear at the annual or special meeting of shareholders of the corporation to present any such nomination or proposed business, such nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

Section 14. Conduct of Meeting and Order of Business. Unless determined otherwise by the Board of Directors, the Chairman of the Board, and in the absence of the Chairman of the Board, the Chief Executive Officer, shall act as chairman at all meetings of shareholders and the Secretary of the corporation shall act as secretary at all meetings of shareholders. The chairman of the meeting shall have the right and authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including but not limited to restricting entry to the meeting after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business not properly submitted, and limiting time allowed for discussion of the business of the meeting.

ARTICLE III
BOARD OF DIRECTORS

Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

Section 2. Number, Term of Office and Qualification. The number of directors shall be determined by the Board of Directors in accordance with Article 6 of the Articles of Incorporation. Each director shall continue in office until the next annual meeting of shareholders and until such director’s successor shall have been elected and qualified, or, if earlier, until such director’s death, resignation, disqualification or removal in the manner hereinafter provided. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

Section 3. Removal. The Board of Directors or any individual director may be removed from office only in accordance with the provisions of Article 6 of the Articles of Incorporation.

Section 5. Vacancies. Any vacancies in the Board of Directors shall be filled in accordance with the provisions of Article 6 of the Articles of Incorporation.

Section 6. Compensation. The Board of Directors may provide for the compensation of directors for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.

Section 7. [Reserved]

Section 8. Chairman of the Board. The Board of Directors shall elect one of its members to be Chairman of the Board and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board of Directors shall determine. The Chairman of the Board may, but need not, be an officer of the corporation. The Chairman of the Board shall preside at meetings of the Board of Directors and perform such other duties as may be directed by the Board of Directors.

ARTICLE IV
MEETINGS OF DIRECTORS

Section 1. Regular Meetings. A regular meeting of the Board of Directors shall be held on the same date, and at the same place, as the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings of the Board. Such a meeting may be held by teleconference call to the extent permitted by applicable law.

Section 2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or by any three directors. Such a meeting may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting. Such a meeting may be held by teleconference call to the extent permitted by applicable law.

Section 3. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least twenty-four hours before the meeting, give or cause to be given notice thereof by any usual means of communication, including electronic means. Such notice need not specify the purpose for which the meeting is called. Any duly convened regular or special meeting may be adjourned by the directors to a later time without further notice.

Section 4. Waiver of Notice. Any director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A director’s attendance at or participation in a meeting waives any required notice of such meeting, unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 5. Quorum. Unless the Articles of Incorporation or these Bylaws provide otherwise, a majority of the number of directors fixed by or pursuant to the Articles of Incorporation shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 6. Manner of Acting. Except as otherwise provided in the Articles of Incorporation or these Bylaws, including Section 9 of this Article IV, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 7. Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting or promptly upon such director’s arrival, to holding the meeting or to transacting business at the meeting, (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director files written notice of dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 8. Action without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken and included in the minutes or filed with the corporate records.

Section 9. Committees of the Board. The Board of Directors may create an Executive Committee and other committees of the Board and appoint members of the Board of Directors to serve on them. The creation of a committee of the Board and appointment of members to it must be approved by the greater of (i) a majority of the number of directors in office when the action is taken, or (ii) the number of directors required to take action pursuant to Section 6 of this Article IV. Each committee of the Board must have two or more members and, to the extent authorized by law and specified by the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation. Each committee member serves at the pleasure of the Board of Directors. The provisions in these Bylaws governing meetings, action without meetings, notice, waiver of notice, quorum and voting requirements of the Board of Directors apply to committees of the Board established under this section.

ARTICLE V
OFFICERS

Section 1. Number of Officers. The officers of the corporation may be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may be appointed in accordance with the provisions of this Article V. Any two or more offices may be held by one person, but no individual may act in more than one capacity where action of two or more officers is required.

Section 2. Election, Term of Office and Qualification. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article V, shall be chosen by the Board of Directors and shall hold office until the annual meeting of the Board of Directors held next after such officer’s election or until such officer’s successor shall have been duly chosen and qualified or until such officer’s death, resignation, disqualification or removal from office.

Section 3. Subordinate Officers. The Board of Directors may delegate to any officer the power to appoint any subordinate officer and to prescribe such officer’s respective authority and duties.

Section 4. Officers Acting as Assistant Secretary. Any Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President or Assistant Vice President shall have, by virtue of such officer’s office and by authority of these Bylaws the authority from time to time to act as an Assistant Secretary of the corporation and to such extent said officers are appointed to the office of Assistant Secretary.

Section 5. Removal. The officers specifically designated in Section 1 of this Article V may be removed, either with or without cause, by vote of a majority of the number of directors then in office. The officers appointed in accordance with the provisions of Section 3 of this Article V may be removed, either with or without cause, by a majority vote of the directors present at any meeting or by any officer upon whom such power of removal may be conferred by the Board of Directors. The removal of any person from office shall be without prejudice to the contract rights, if any, of the person so removed.

Section 6. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President, or if such officer was appointed by an officer in accordance with Section 3 of this Article V, by giving written notice to the officer who appointed such officer. Such resignation shall take effect at the time specified therein, or if no time is specified therein, at the time such resignation is received by the Chairman of the Board, the Chief Executive Officer, the President or the officer who appointed such officer, unless it shall be necessary to accept such resignation before it becomes effective, in which event the resignation shall take effect upon its acceptance by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the officer who appointed such officer. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

Section 7. Vacancies. A vacancy in an office because of death, resignation, removal, disqualification or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular appointments or elections to such office.

Section 8. Duties of Officers. The duties of all officers elected by the Board of Directors shall be prescribed by the Board of Directors. Nevertheless, the Board of Directors may delegate to the Chief Executive Officer the authority to prescribe the duties of other officers of the corporation not inconsistent with law, the Articles of Incorporation and these Bylaws. In case of the absence of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director for the time being, provided a majority of the directors then in office concurs therein.

Section 9. Salaries of Officers. No officer of the corporation shall be prevented from receiving a salary as such officer or from voting thereon by reason of the fact that such officer is also a director of the corporation. The salaries of the officers of the corporation, including such officers as may be directors of the corporation, shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any officer who has been given power to appoint subordinate officers, as provided in Section 3 of this Article V, the authority to fix the salaries or other compensation of any such officers appointed by him.

ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors, the Chief Executive Officer or such other officers designated by the Board or the Chief Executive Officer. Such authority may be general or confined to specific instances.

Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as may from time to time be determined by the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as may be selected by or under the authority of the Board of Directors.

ARTICLE VII
SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. The Board of Directors may authorize the issuance of some or all of the shares of the corporation’s classes or series without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by law and as determined by the Board of Directors. Certificates shall be signed, either manually or in facsimile, by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer books of the corporation. When shares are represented by certificates, the corporation shall issue and deliver to each shareholder to whom such shares have been issued or transferred, certificates representing the shares owned by him. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.

Section 2. Stock Transfer Books. The corporation shall keep, or cause one or more stock transfer agents to keep, a book or set of books, to be known as the stock transfer books of the corporation, containing the name of each shareholder of record, together with such shareholder’s address and the number and class or series of shares held by such shareholder. Transfers of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such holder’s attorney authorized to effect such transfer by power of attorney duly executed, and upon surrender for cancellation of the certificate for such shares (if the shares are represented by certificates). The Board of Directors may make rules and regulations as it deems expedient concerning the issue, transfer and registration of shares of the corporation.

Section 3. Lost, Stolen or Destroyed Certificates. The corporation may authorize the issuance of a new certificate to be issued in place of any certificate theretofore issued by the corporation claimed to have been lost, stolen or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate to have been lost, stolen or destroyed. When authorizing such issue of a new certificate, the corporation shall require that the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, give the corporation a bond in such sum and with such surety or other security as the corporation may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost, stolen or destroyed, except where the Board of Directors or the Chief Executive Officer finds that the circumstances justify omission of a bond.

Section 4. Fixing Record Date. The Board of Directors may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders’ meeting, to vote or to take any other action. Such record date may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders. The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

Section 5. Holder of Record. Except as otherwise required by law, the corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote and to otherwise exercise the rights, powers and privileges of ownership of such shares.

ARTICLE VIII
GENERAL PROVISIONS

Section 1. Distributions. The Board of Directors may from time to time authorize, and the corporation may grant, distributions and share dividends to its shareholders pursuant to law and subject to the provisions of the Articles of Incorporation.

Section 2. Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine.  In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word "Seal" enclosed in brackets, parentheses, scroll or otherwise shall be deemed the seal of the corporation.

Section 3. Fiscal Year. The fiscal year of the corporation shall be the calendar year or such other period fixed by the Board of Directors.

Section 4. Amendments. Except as otherwise provided in these Bylaws, the Articles of Incorporation or the North Carolina Business Corporation Act, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the number of directors then in office at any regular or special meeting of the Board of Directors. The Board of Directors shall not have power to amend, repeal or adopt a Bylaw (i) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law, (ii) providing for the management of the corporation other than by the Board of Directors or its Executive Committee, (iii) increasing or decreasing the authorized number of directors beyond the maximum number or minimum number set forth in Article 6 of the Articles of Incorporation, or (iv) inconsistent with, or (as to any matter covered by said Article 6) in a manner other than as prescribed by, Article 6 of the Articles of Incorporation. The shareholders may amend or repeal the Bylaws and adopt new Bylaws at any annual meeting or at a special meeting called for such purpose provided that no Bylaw may be so amended, repealed or adopted which is inconsistent with, or (as to any matter covered by said Article 6) adopted in a manner other than as prescribed by, Article 6 of the Articles of Incorporation without the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the corporation entitled to vote in the election of directors, voting together as a single class. No Bylaw adopted or amended by the shareholders shall be altered or repealed by the Board of Directors, except when the Articles of Incorporation or a Bylaw adopted by the shareholders authorizes the Board of Directors to adopt or repeal any such Bylaw.

Section 5. Definitions. Unless the context otherwise requires, terms used in these Bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.

Section 6. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the corporation by the Chairman of the Board, the Chief Executive Officer or the President, or any Vice Chairman, any Vice President, however designated, or the Secretary or any Assistant Secretary; provided, however, that where required, any such instrument shall be attested by one of such officers other than the officer executing such instrument. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted on behalf of the corporation in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 8 are supplementary to any other provisions of these Bylaws.

ARTICLE IX
INDEMNIFICATION

Section 1. Authority to Indemnify. The corporation shall indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent of the corporation (or was serving at the request of the corporation as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise) for reasonable expenses, judgments, fines, penalties and amounts paid in settlement (including attorneys' fees), incurred in connection with the proceeding if the individual acted in manner he or she believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director, officer, employee or agent did not meet the standard of conduct set forth above. Indemnification permitted under this action in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 2. Mandatory Indemnification. The extent that a director, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue, or matter therein, because he or she is or was a director, officer, employee or agent of the corporation, the corporation shall indemnify the director, employee or agent against reasonable expenses incurred by him or her in connection therewith.

Section 3. Advance for Expenses. The corporation shall pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent of the corporation who is a party to a proceeding in advance of final disposition of the proceeding if (a) he or she furnishes the corporation written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 1 of this Article IX, and (b) he or she furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. The undertaking required by this section must be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

Section 4. Court-ordered Indemnification and Advances for Expenses. A director, officer, employee or agent of the corporation who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

Section 5. Determination of Indemnification. Except as provided in Section 2 of this Article IX and except as may be ordered by the court, the corporation may not indemnify a director, officer, employee or agent under Section 1 unless authorized thereunder and a determination has been made in the specific case that indemnification of the director, officer, employee or agent is permissible in the circumstances because he or she has met the standard of conduct set forth in Section 1. The determination shall be made:

(a)     By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceedings;

(b)     If a quorum cannot be obtained, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(c)     By special legal counsel:

(i)     Selected by the board of directors or its committee in the manner prescribed in paragraph (a) or (b) of this section; or

(ii)     If a quorum of the board of directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

(d)     By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

Section 6. Authorization of Indemnification. Authorization of indemnification or an obligation to indemnify and evaluation as the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of Section 5 to select counsel.

Section 7. Other Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution, agreement or contract either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such bylaw, resolution or agreement would be placed before the shareholders, both as to action by a director, trustee, officer, employee or agent in his or her official capacity and as to action in another capacity while holding such office or position; except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, trustee, officer, employee, or agent pursuant to this Section 7 by the corporation for liability for (a) any appropriation, in violation of his or her duties, of any business opportunity of the corporation; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) the types of liability to the extent restricted or prohibited by Article 8 of the North Carolina Business Corporation Act; or (d) any transaction from which the director derived an improper material tangible personal benefit.

Section 8. Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent whether or not the corporation would have power to indemnify him or her against the same liability under this Article IX.

Section 9. Continuation of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE X

EMERGENCY POWERS

Section 1. Bylaws.  The Board of Directors may adopt emergency bylaws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any provision of law, the articles of incorporation or these bylaws, be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meeting of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action.  The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

Section 2. Lines of Succession.  The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

Section 3. Head Office.  The Board of Directors, either before or during any such emergency, may (effective during the emergency) change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

Section 4.   Period of Effectiveness.  To the extent not inconsistent with any emergency bylaws so adopted, these Bylaws shall remain in effect during any such emergency and upon its termination, the emergency bylaws shall cease to be operative.

Section 5. Notices.  Unless otherwise provided in emergency bylaws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the Directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.

Section 6. Officers as Directors Pro Tempore.  To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the corporation who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

Section 7. Liability of Officers, Directors and Agents.  No officer, director, agent or employee acting in accordance with any emergency bylaw shall be liable except for willful misconduct.  No officer, director, agent or employee shall be liable for any action taken by him or her in good faith in such an emergency in furtherance of the ordinary business affairs of the corporation even though not authorized by the bylaws then in effect.